Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement Form S-8 of Poshmark, Inc. of our report dated September 25, 2020 relating to the financial statements, which appears in Poshmark, Inc.’s Registration Statement on Form S-1 (No. 333-251427).

/s/ PricewaterhouseCoopers L.L.P.

San Jose, California

March 9, 2021